Exhibit (2)(a)


                            ARTICLES OF INCORPORATION
                                       OF
                               MARLING CORPORATION


     The undersigned natural person, being more than eighteen(18) years of age, acting as incorporator in order to organize and establish a corporation under and pursuant to the General Corporation Law of the State of Delaware, as amended, does hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

                                      NAME

     The name of the corporation is Marling corporation.

                                   ARTICLE II

                               PERIOD OF DURATION

     The period of duration of the corporation shall be perpetual, unless dissolved according to law.

                                   ARTICLE III

                                     PURPOSE

     The purpose for which the corporation is organized is to transact any lawful business or to conduct any activity in which a corporation may lawfully engage under the General Corporation Law of the State of Delaware, as amended.

                                   ARTICLE IV

                          RIGHTS, POWERS AND PRIVILEGES

     In furtherance of the foregoing purpose and in furtherance of the conduct of all of its business and affairs, the corporation shall have, and may exercise all the rights, powers and privileges now or hereafter conferred upon corporations organized under the General corporation Law of the State of Delaware, as amended, and all other rights, powers and privileges of any kind whatsoever which are necessary, suitable or proper for the accomplishment of its corporate purpose.
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                                    ARTICLE V

                                     CAPITAL

     1. AUTHORIZED SHARES. The aggregate number of shares which the corporation shall have the authority to issue is one hundred million (100,000,000) shares of common stock, each with a par value of one-tenth cent ($.001) per share.

     The shares of said stock may be issued from time to time by the board of directors of the corporation for cash, services rendered, property or such other consideration as the board of directors may determine, and in all cases shall be deemed fully paid and non-assessable. The judgment of the board of directors as to the adequacy of any consideration received for any shares, options or any other securities which the corporation may at any time be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation.

     Each and every share of stock shall be equal and without preference or classification as between such shares of stock. None of such shares of stock shall, in the hands of any person whomsoever, render such person liable to pay any assessment or any obligation or payment on account of the debts or obligations of the corporation.

     2. NO CUMULATIVE VOTING. Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

     3. NO PREEMPTIVE RIGHTS. No shareholder of the corporation shall have any preemptive or similar right to acquire or subscribe for: any additional, unissued or treasury shares of stock; other securities of any class; rights, warrants, or options to purchase stock; or, securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

     4. WARRANTS. The board of directors may create and issue at any time, whether or not in connection with the issuance and sale of any shares or securities, rights or options entitling the holders thereof to purchase shares of the capital stock of the corporation. The form of such rights or options, the terms upon which they shall be issued, the price of the shares to be purchased upon the exercise thereof, and the time of exercise shall be determined by the board of directors.

     5. TRANSFER RESTRICTIONS. The board of directors may restrict the transfer of the corporation's stock by giving the corporation or any other person "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and which is not inconsistent with the laws of the State of Delaware. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the corporation.

     6. DISTRIBUTIONS. The board of directors may from time to time distribute to the shareholders, as a dividend or in partial liquidation, out of either stated capital or surplus capital of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the laws of Delaware.

                                   ARTICLE VI

                               SHAREHOLDER VOTING

     At all meetings of shareholders, one-third (1/3) of the shares entitled to vote at such meeting represented in person or by proxy shall constitute a quorum. At any meeting at which a quorum is present, the affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders; except that the following actions shall require the affirmative vote or concurrence of a majority of all of the outstanding shares of the corporation entitled to vote thereon: (1) adopting an amendment to these Articles of Incorporation; (2) lending money to, guaranteeing the obligations of, or otherwise assisting any of the directors of the corporation; (3) authorizing the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation, with or without its goodwill, not in the usual and regular course of business; (4) approving a plan of merger or consolidation; (5) adopting a resolution submitted by the board of directors to dissolve the corporation; (6) adopting a resolution submitted by the board of directors to revoke voluntary dissolution proceedings; and (7) any other action which the General Corporation Law of the State of Delaware, as amended, requires to be approved by the shareholders.

                                   ARTICLE VII

                            REGISTERED OWNER OF STOCK

     The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares; and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including but without limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee, or transferee of any of the shares of the corporation shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to

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be paid  dividends or other sums payable to  shareholders;  or, to own, enjoy or exercise any other property or rights deriving from such shares against the corporation, until such purchaser, assignee, or transferee has become the registered holder of such shares.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS

     1. NUMBER OF DIRECTORS. The number of directors shall be at least three; except that there need be only as many directors as there are, or initially will be, shareholders (if the outstanding shares are, or initially will be, held of record by fewer than three shareholders). Subject to this limitation, the number of directors shall be fixed in accordance with the bylaws.

     2. INITIAL BOARD OF DIRECTORS. The initial board of directors shall consist of three (3) members.

     The names and addresses of the persons who are to serve as directors of the corporation until the first annual meeting of shareholders, and until their successors shall be elected and shall qualify, are as follows:

          NAME                               ADDRESS
          ----                               -------

     Diane Pankovcin               818 Fifth Avenue, Suite 303
                                   San Rafael, California 94901

     John Mohalley                 818 Fifth Avenue, Suite 303
                                   San Rafael, California 94901

     Lisa Row                      818 Fifth Avenue, Suite 303
                                   San Rafael, California 94901

                                   ARTICLE IX

                        PROVISIONS FOR REGULATION OF THE
                           INTERNAL CORPORATE AFFAIRS

     The following provisions are inserted for the management of the business and for the regulation of the internal affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

     1. BYLAWS. The board of directors shall have the power to adopt, alter, amend or repeal, from time to time, such bylaws as it deems proper for the management of the affairs of the corporation. Such bylaws shall not be inconsistent with these Articles of Incorporation and the General Corporation Law of the State of Delaware, as amended.

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     2. COMPENSATION TO DIRECTORS.  The board of directors is authorized to make provisions for reasonable compensation to its members for their services as directors. Any director of the corporation may also serve the corporation in any other capacity and receive compensation therefor in any form.

     3. CONFLICTS OF-INTEREST. No contract or other transaction between the corporation and any other person, firm, partnership, corporation, trust, joint venture, syndicate or other entity shall be in any way affected or invalidated solely by: (a) the fact that any director or officer of the corporation is pecuniarily or otherwise interested in, or is a director, officer, shareholder, employee, fiduciary or member of such other entity; or (b) the fact that any director or officer individually, or jointly with others, or any entity in which any director or officer is in any way interested, may be a party to or may be interested in a contract or other transaction of the corporation.

     4. CORPORATE OPPORTUNITIES. The officers, directors and other members of management of the corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the corporation has expressed an interest as determined from time to time by the board of directors as evidenced by resolutions appearing, in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management shall be disclosed promptly to the corporation and made available to it. The board of directors may reject any business opportunity presented to it, and thereafter each officer, director or member of management may avail himself of such opportunity. Until such time as the corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management shall be free to engage in that area of interest on their own; and this doctrine shall not limit the rights of any officer, director or other member of management to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from duties which he may have to the corporation.

     5. INDEMNIFICATION. The corporation shall indemnify each incorporator, director arid officer, and their heirs, executors, personal representatives and administrators to the fullest extent allowed by the laws of Delaware.

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                                    ARTICLE X

                           REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the corporation is Suite 600, One Commerce Center, 12th & Orange Streets, Wilmington, New Castle County, Delaware 19801, and the name of the initial registered agent of the corporation at such address is Agents and Corporations, Inc. Either the registered office or agent may be changed in the manner permitted by law.

                                   ARTICLE XI

                                  INCORPORATOR

     The name and address of the incorporator of the corporation is as follows:

             NAME                               ADDRESS
             ----                               -------

     Florence L. Valastiak              1625 Broadway, Suite 770
                                        Denver, Colorado  80202

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator designated in Article XI above, have executed these Articles of Incorporation in duplicate on January 13, 1988.


                                                  ------------------------------


STATE OF COLORADO             )
                              )
CITY AND COUNTY OF DENVER     )

     I, Catherine S. Morrison, a Notary Public, hereby certify that Florence L. Valastiak, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, appeared before me this day in person and being by me first duly sworn, acknowledged and declared that she signed said Articles of Incorporation as her free and voluntary act and deed for the uses and purposes therein set forth and that the statements therein contained are true.

     Witness my hand and notarial seal this 13th day of January, 1988.

     My commission expires: September 23, 1991.


                                                  ------------------------------
                                                          Notary Public

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                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION OF

                               MARLING CORPORATION

     MARLING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions, setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment in as follows:

     RESOLVED that the Certificate of Incorporation of this Corporation be amended by changing Article I and Paragraph 1 of Article V thereof so that, as amended said Article I and Paragraph 1 of Article V shall be and read an follows:

                                   "ARTICLE I

                                      NAME"

     The name of the Corporation is General Environmental Corporation.

                                    * * * *

                                   "ARTICLE V

                                    "CAPITAL

     "1. AUTHORIZED SHARES. A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty two million (32,000,000)consisting of:

     (i) two million (2,000,000) shares of Preferred Stock, par value, ten dollars ($10.00) per share (the "Preferred Stock"); and

     (ii) thirty  million   (30,000,000)  shares  of  Common  Stock,  par  value
          one-tenth cent ($.001) per share (the "Common Stock").

          B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate bing hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

          C. The shares of all stock may be issued from time to time by the Board of Directors of the corporation for cash, services rendered, property or such other consideration as the Board of Directors may determine, and in all cases shall be deemed fully paid and on non-assessable. The judgment of the Board of directors as to the adequacy of any consideration received for any shares, options or any other securities which the corporation may at any time be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of this certificate of Incorporation.

          Each and every share of stock shall be equal and without preference or classification as between such shares of stock, except the Preferred Stock. None of the Corporation's shares of stock shall, in the hands of any person whomsoever, render such person liable to pay any assessment or any obligation or payment on account of the debts or obligations of the corporation".

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF said MARLING CORPORATION has caused this Certificate to be signed by Richard S. Berger, its President and attested by Christine Fulton, its Secretary, this 21st day of December, 1992.

                                                       BY ______________________
                                                          Richard S. Berger
                                                          President

ATTEST:

By ________________________
   Christine Fulton,
   Secretary
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